Exhibit 99.2

January 2021 Clean Battery Solutions for a Better Planet

Legal Disclaimer 2 This presentation has been prepared for use by Alussa Energy Acquisition Corp. (“Alussa”) and FREYR AS (“FREYR”) in connection with their proposed business combination. This presentation is for information purposes only and is being provided to you solely in your capacity as a potential investor in considering an investment in Alussa and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Alussa and FREYR. Neither Alussa nor FREYR makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. This presentation is not intended to be all - inclusive or to contain all the information that a person may desire in considering an investment in Alussa and is not intended to form the basis of any investment decision in Alussa. You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own investment decision and perform your own independent investigation and analysis of an investment in Alussa and the transactions contemplated in this presentation. This presentation shall neither constitute an oﬀer to sell or the solicitation of an oﬀer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the oﬀer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The information contained in this presentation is only addressed to and directed at persons in member states of the European Economic Area and the United Kingdom (each a “Relevant State”) who are “qualified investors” within the meaning of the Prospectus Regulation (Regulation (EU) 2017/1129) (“Qualified Investors”). In addition, in the United Kingdom, the presentation is being distributed only to, and is directed only at, Qualified Investors who are persons (i) having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) (ii) falling within Article 49(2)(a) to (d) of the Order, or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”). The information must not be acted on or relied on (i) in the United Kingdom, by persons who are not Relevant Persons, and (ii) in any Relevant State, by persons who are not Qualified Investors. Any investment or investment activity to which the information relates is available only to or will be engaged in only with, (i) Relevant Persons in the United Kingdom, and (ii) Qualified Investors in any Relevant State. NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. Industry and Market Data . The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Alussa and FREYR assume no obligation to update the information in this presentation. Further, these financials were prepared by FREYR in accordance with private Company AICPA standards. FREYR is currently in the process of uplifting its financials to comply with public company and SEC requirements. Use of Projections . The financial projections, estimates and targets in this presentation are forward - looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Alussa’s and FREYR’s control. While all financial projections, estimates and targets are necessarily speculative, Alussa and FREYR believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that Alussa and FREYR, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events. Use of Non - GAAP Financial Measures . This presentation includes certain financial measures, including EBITDA and EBITDA Margin, and measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and that may be different from non - GAAP financial measures used by other companies. These non - GAAP measures, and other measures that are calculated using these non - GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. FREYR believes that these non - GAAP measures of financial results (including on a forward - looking basis) provide useful supplemental information to investors about FREYR. FREYR’s management uses forward looking non - GAAP measures to evaluate FREYR’s projected financial and operating performance. However, there are a number of limitations related to the use of these non - GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non - GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore FREYR’s non - GAAP measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward - looking non - GAAP financial measures are provided, they are presented on a non - GAAP basis without reconciliations of such forward - looking non - GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. Additional Information; Participants in the Solicitation . If the contemplated business combination is pursued, Alussa will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the SEC. Stockholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Alussa, FREYR and the contemplated business combination. Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about Alussa, FREYR and the contemplated business combination, without charge, at the SEC’s website located at www.sec.gov. Alussa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Alussa’s shareholders in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. This Presentation does not contain all the information that should be considered in the contemplated business combination. It is not intended to form any basis of any investment decision or any decision in respect to the contemplated business combination. The definitive proxy statement will be mailed to shareholder as of a record date to be established for voting on the contemplated business combination when it becomes available. Forward Looking Statements . Certain statements in this presentation may constitute “forward - looking statements” within the meaning of the federal securities laws. Forward - looking statements include, but are not limited to, statements with respect to (i) FREYR’s Gigafactory development, including the expected cost, capacity and start date of such facilities, (ii) trends in the battery market, (iii) FREYR’s targeted customers and suppliers and the expected arrangement with them, (iv) FREYR’s projected operational performance, including relative to its competitors and (v) other statements regarding Alussa’s or FREYR’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward - looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “exp ect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward - looking statements, but the absence of these words does not mean that a statement is not forward - looking. Forward - looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Alussa’s registration statement on Form S - 1, the proxy statement/prospectus on Form S - 4 relating to the business combination, which is expected to be filed by Alussa with the SEC and other documents filed by Alussa from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward - looking statements. Forward - looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward - looking statements, and Alussa and FREYR assume no obligation and do not intend to update or revise these forward - looking statements, whether as a result of new information, future events, or otherwise. Neither Alussa nor FREYR gives any assurance that either Alussa or FREYR will achieve its expectations.

Transaction Overview

FREYR Team



Torstein Dale Sjøtveit
Executive Chairman & Founder



Tom Einar Jensen
Chief Executive Officer & Co-Founder



Peter Matrai
Board Member & Co-Founder



Steffen Føreid
Chief Financial Officer

Alussa Energy Acquisition Corp.

James Musselman, *Chairman of the Board*

Daniel Barcelo, *Chief Executive Officer & President*

Todd Kantor, *Encompass Capital, A Member of our Sponsor*

Proposed Transaction Summary

Overview

- FREYR is a developer of clean, next-generation battery cells targeting ~43 GWh of capacity by 2025
- Alussa Energy Acquisition Corp. is a Special Purpose Acquisition Company focused on global energy markets with $290 million in cash held in trust
- Alussa Energy and FREYR are combining with a goal to accelerate the development of FREYR's clean, fully sustainable battery cell production in Norway
- FREYR will trade under the ticker symbol 'FREY' on the NYSE

Capital Structure

- Anticipated PIPE of $600 million
- Transaction proceeds are being retained to grow FREYR's business
- 100% of FREYR's existing shares will roll over into the combined company, comprising ~30% of the pro forma equity at closing [1)]
- Pro forma for the transaction (assuming no redemptions):
  - FREYR will hold $849 million of cash to fund growth based on cash held in trust and PIPE proceeds
  - Equity capital for the execution of planned development of up to ~43 GWh of battery cell production capacity
- Potential OSEBX listing within 12-24 months

Valuation

- Transaction implies a post-transaction enterprise value of $529 million and equity value of $1.4 billion
  - 0.8x 2025e EBITDA of $703 million
- Highly attractive entry valuation relative to battery peer group metrics

Alussa Energy views FREYR as a strong early-stage opportunity to invest in one of the world's cleanest, most advanced battery cell producers

1) See Slide 34 for key assumptions and additional details

FREYR
Clean battery solutions

3

O ur Mission: Accelerating the decarbonization of all transportation and energy systems by delivering the world’s cleanest and most cost - effective batteries “As a society, we must substantially accelerate our efforts to reduce CO 2 emissions at scale over the next ten years. Electrification and batteries are instrumental parts of the solution, representing one of the most exciting and sustainable growth vectors in the market.” Torstein Dale Sjøtveit Executive Chairman & Founder 4

FREYR: A Low Carbon, Cost Advantaged Battery Supplier

A highly attractive market entry opportunity…

Shift to renewable power grids and electric vehicles driving demand for energy storage

2030e

~5,300	~3,700	32%
GWh of Demand	GWh Supply Shortfall	Estimated 2020 – 2030 demand CAGR

…utilizing Norway's unique advantages…

Cost advantage from among the lowest electricity prices in Europe

Carbon advantage from renewable, sustainable input sources

Logistics advantage from clean Nordic battery supply to European markets

…captured by a well-positioned emerging player

- Positioned as an industry cost leader in 2025
- 25 – 30% expected long-term EBITDA margins
- Equity funded model for up to ~43 GWh of production capacity
- Highly attractive entry valuation relative to battery peer group metrics
- Aiming to be the lowest carbon battery cell producer in the world
- Targeted partnerships provide flexible, technology-agnostic development

FREYR Clean battery solutions
5

FREYR at a Glance: Addressing the Life Cycle Carbon Footprint of Battery Cells

Delivering clean, low-cost battery cells from an ethically and sustainably-sourced supply chain

- Cell production is the segment with the highest revenue share within the battery value chain
- Strategic partnering of next-generation semi-solid battery cell technology is expected to materially reduce costs
- Leveraging Norway's skilled workforce and abundant, low-cost renewable energy sources to target net zero carbon
- Planning for ~43 GWh of capacity by 2025 to position as one of Europe's largest cell suppliers, displacing dependency on Asian imports
- Projected 2025e Revenue and EBITDA of $2.9 billion and $703 million, respectively [1]


FREYR


Targeting Lower
Carbon Footprint 2)
(kg CO_{2e}/kWh)
81% Lower
~80
~15
Global average
FREYR


Targeting Lower
Battery Cell Costs 2)
($/kWh)
20% Lower
$78
$62
Global average
FREYR

Source: Study commissioned from global management consultancy

1) See Slide 33 for key assumptions and additional details
2) Global average based on stated sources, FREYR data based on company projections

FREYR Clean battery solutions

6

2022 Norway (NO4) G e r m a n y N e t he r l a n d s U K Norway’s Advantage: Among the Lowest Carbon Intensity & Electricity Prices in Europe Carbon Intensity of Electricity Produced Electricity Price Estimates, 2022 - 40 1) Source: electricityMap.org, Dec 2020 FREYR has signed a MoU for the delivery of electricity in Mo i Rana 3) 1) Source: The Norwegian Water Resources and Energy Directorate (NVE), Oct 2019 2) Point estimates for 2022 and 2040 for these countries. Estimates for 2025 and 2030 are interpolations between the prices of 2022 and 2040; Eastern Europe is an average of prices in Poland, Estonia, Latvia and Lithuania 3) MOU Based on spot price + margin for up to 200GWh. Source: Company data 2025 Sweden 2) France 2030 Finland 2) 2040 Eastern Europe 2) E U R / M W h 50 45 40 35 30 25 20 7

Our Targeted Value Chain Partners are Innovative, Global Leaders ▪ Global technology leader in renewable and fuel - efficient conventional energies ▪ MOU on offtake for marine and energy storage systems (ESS) applications ▪ Revolutionizing the lithium - ion cell manufacturing process and platform ▪ Strategic technology partner with FREYR for semi - solid technology Technology Supply Chain Product Offtake ▪ Leading Norway - based manufacturer of environmentally responsible metals and materials ▪ Active anode material supply targeting higher silicon content ▪ One of the world’s largest chemical producers in 2019 ▪ Active cathode material supply targeting higher voltage materials ▪ Major Japanese trading company & leader in domestic ESS ▪ MOU on offtake for domestic ESS for European & US markets ▪ Itochu is an investor in 24M Source: Company reports ▪ Leading integrated independent renewable power producer ▪ Pursuing combined solar and battery deployments globally ▪ MOU on offtake for high energy density, low cost ESS systems ▪ Leading global producer of sustainably - sourced battery raw materials ▪ Nickel, copper and cobalt with transparency and traceability based on blockchain technology ▪ A Leading Japanese trading company for non - ferrous metals ▪ Part of the broader Sumitomo group with broad activities in battery materials ▪ Leading international logistics company and one of the largest container shipping lines ▪ MOU to develop sustainable battery solutions for end - to - end logistics ▪ Supporting Maersk’s goal of decarbonizing its fleet 8

Investment Highlights 1 Clean and Low - Cost Battery Cells 2 High Growth Energy Storage and Electric Vehicle Markets 3 Innovative and Disruptive Semi - Solid Technology 4 Advantaged Margins from a Partnership - Based Business Model 5 Experienced Execution Team 9

Mo i Rana, Norway Clean and Low - Cost Battery Cells

FREYR Focuses on the Core of the Battery Value Chain



FREYR
Initial Focus
Mining and Refining
Active materials
Cell
Pack/ Modules
Recycling
Value add: 1)
28%
11%
32%
25%
4%
= 100%
Cathode materials
Anode materials
Electrolyte materials
Separator materials
Battery cell
Partnership-based value chain integration strategy

1) Percentage of total value added per value chain step, based on expected 2030 demand from transportation, energy storage and consumer electronics applications + battery pack prices

Source: Study commissioned from global management consultancy

FREYR Clean battery solutions

11

FREYR Advantage: Targeting 81% Lower CO 2 e Emissions ~ 8 0 1 FREYR ‘net zero’ cell production ( ~ 25 ) Active material production in Norway/Nordics 2) ( ~ 15 ) Building a Nordic ecosystem of additional supply 2) ( ~ 15 ) Packaging and recycling 2) ( ~ 10 ) = ~15 Global Battery Industry CO 2 e Baseline 1) : Emissions kg CO 2 /kWh 2 3 4 FREYR Target CO 2 e Emissions Level 3) : 1) Global battery industry average for 2020 2) Estimated medium - term benefits from localized Supply Chain 3) Company estimate 1 2 3 4 Global A ve r a g e F R E Y R Target 81% CO 2 e Reduction - 31% - 19% - 13% - 19% Targeted FREYR CO 2 e Footprint Reduction 12 1 9 % Source: Study commissioned from global management consultancy

Aiming to be the Lowest Carbon Battery Cell Producer in the World 0 2 0 1 0 3 0 90 0 80 0 70 0 40 0 60 0 4 0 1 , 0 0 0 10 0 50 0 0 6 0 8 0 30 0 7 0 5 0 20 0 1,100 1,200 Plant size, GWh Other Asia Other F R E Y R China North America Europe Life cycle emissions kg CO 2 e/kWh Source: Study commissioned from global management consultancy , Company estimate, press search ▪ FREYR expects to have the lowest emissions in the industry ▪ European & North American producers projected to lead on emissions globally ▪ Majority of production will remain located in Asia, primarily in China Projected Battery Cell Life Cycle Emissions 13

Emerging European Battery Supply Chain Facilitates Full-Cycle Sustainability

Supportive Norway Battery Ecosystem



Raw-Material Providers
- Glencore
- Elkem
- MRC
- Tiotech
- Hydro

FREYR
Mo i Rana, Norway
Project development

ESS Providers
Solar & Marine
- Siemens
- Corvus
- ZEM
- Kongsberg
- Scatec Solar

Research Organizations
- NTNU
- SINTEF
- IFE
- UiO

FREYR
Oslo, Norway
Headquarters

Map of Energy Critical Elements: Cobalt, Lithium, Graphite Europe Preliminary Result, May 2019



Energy critical elements
Co. Deposit (196)
Co. Prospect (38)
Co. Occurence (243)
Graphite. Deposit (76)
Graphite. Prospect (33)
Graphite. Occurence (400)
Li. Deposit (66)
Li. Prospect (51)
Li. Occurence (71)
Active mines
Co (3)
Graphite (4)
Li (10)

FREYR's Aspirational Goal: Full-Cycle Sustainability

- **Responsible sourcing of raw materials**
- **Improved labor conditions**
- **Low water stress & enhanced biodiversity**
- **Reduced toxic emissions & waste**

Development across all aspects of the emerging European battery supply chain, from raw materials to recycling

Sources: Battery Norway, FRAME, Company data

FREYR Clean battery solutions

14

FREYR Positioned as a Low - Cost Producer Projected 2025 Global Battery Cell Cost 1) FREYR vs Bottom 5 FREYR C h i n a USA Europe South Korea Japan Other Cell Cost $/kWh 1) Total cost including profit to ensure ROI for various battery cell manufacturing factories based on outside - in estimates 2) FREYR P&L result divided by capacity produced in 2025 for all materials except for cathode, based on data from 24M FREYR projected cost leadership in 2025 is intended to be achieved by: ▪ Utilizing state - of - the - art production technology to significantly simplify manufacturing process & reduce raw material costs ▪ Leveraging a deep partnership model to unlock value chain innovation & lower costs ▪ Catalyzing a Nordic ecosystem that leverages low - cost renewable energy Source: Study commissioned from global management consultancy 12 0 0 80 0 60 0 40 0 900 1,000 1,100 Plant Size, GWh 6 0 10 0 0 50 0 30 0 20 0 4 0 14 0 8 0 10 0 2 0 70 0 - 5 3% 2 ) 15

High Growth Energy Storage and Electric Vehicle Markets Sortland, Norway

2 , 6 2 2 82 9 806 19 6 19 3 202 5 202 6 202 7 202 8 202 9 22 8 365 388 670 3,869 203 0 19 1 24 1 40 6 1 , 4 1 0 59 0 1 , 0 6 8 1 , 9 2 6 Other Commercial Vehicles Energy System Storage 1) Passenger Vehicles 21 4 Lower Cost Solutions Accelerate Battery Demand Across Markets Global Battery Demand Expected to Reach ~5,300 GWh by 2030 GWh installed/year 5 , 2 9 2 4,264 3,402 2018 2019 2020 2021 2022 2023 2024 Note: The indicated outlook should not be construed as estimates or guidance for future developments of the Company CAGR, 2020 - 30 Passenger Vehicles 3 7 % Energy System Storage 44% Commercial Vehicles 4 1 % Other 1 3 % Total 3 2% 1) Includes an increased adoption of ESS systems with a lower cost offering similar to the Company 17 Source: Study commissioned from global management consultancy

1 , 0 0 0 2 , 0 0 0 3 , 0 0 0 4 , 0 0 0 5 , 0 0 0 6 , 0 0 0 2 0 2 6 202 8 2 0 3 0 China Supply North America Supply Europe Supply Asia ex. China Supply Global Battery Demand Significant Global Battery Supply Shortfall by 2030 ▪ ~5,300 GWh projected global demand in 2030 ▪ ~1,600 GWh announced production capacity by 2030 based upon announced battery production projects ▪ Equivalent shortfall in 2030: 115 Gigafactories (@ 32 GWh per facility) ▪ Excluding China, the world is expected to be short of battery cell production capacity by 2023/2024 GWh installed/year Global Battery Supply/Demand Outlook, 2010 - 30 Source: Rystad Energy, Study commissioned from global management consultancy All Gigafactory solutions needed to meet expected surge in global demand 203 0 e Potential ~3,700 GWh supply shortfall = 115 Required Gigafactories 0 2010 2012 2014 2016 2018 2020 2022 2024 Note: The indicated outlook should not be construed as estimates or guidance for future developments of the Company 18

~3,870 ~590 ~ 3,090 ~ 2,060 FREYR Target Total Addressable Market: 97% of Global Battery Market by 2030 ~690 S e g m en t s Initial Targeted Strategic Partnerships 1) 2) 1 ) Other Mobility Energy Storage System (ESS) Electric Vehicles T otal ~5,150 GWh xx % Addressable Share of Total Segment Market (2020 / 2025 / 2030), FREYR’s Addressable Market (high - level assessment) FREYR Total Addressable Market GWh installed / year 1) Including assumption for an accelerated lead - acid to Li - ion migration 2020 - 30 and increased adoption of ESS system with a lower cost offering similar to FREYR 2) FREYR technology roadmap begins addressing parts of EV segment from 2023, fully addressable by 2030 % of End Market T otal 727 GWh 1) 2) Total 46 GWh 2 0 2 0 20 2 5 2 0 3 0 2 0 3 0 EU/USA China and ROW Other Mobility Energy Storage System Electric Vehicles ~ 33% / 100%/ 100% 100%/ 100%/ 100% ~ 10% / ~ 50% / 100% Source: Study commissioned from global management consultancy Targeting OEM Partners 19

Innovative and Disruptive Semi - Solid Technology Norsk Teknisk Museum, Oslo, Norway

FREYR’s Technology Leadership ▪ ▪ Co - Founder Peter Matrai: accomplished executive in executing disruptive, IP - centric technology strategies ▪ Over 20 years experience in technology commercialization & operations ▪ Developed, implemented and successfully executed technology licensing strategies and business models ▪ Extensive experience in sustainability ventures Butamax and BP Biofuels North America CTO Ryuta Kawaguchi: extensive battery technology expertise ▪ Over 25 years direct battery and fuel cell engineering experience ▪ Responsible at Nissan for battery technology development for the LEAF and other EV models ▪ Solution Owner at Dyson EV Battery ▪ ▪ In depth technology selection process ▪ Started selection process in June 2019 ▪ Engaged with over 20 companies in Europe, China, Korea, Japan and the US ▪ 24M Technologies selected for strategic licensing partnership Focus on 24M Technologies licensing partnership ▪ 24M is revolutionizing the lithium - ion cell manufacturing process and platform 1) ▪ Advantages include production readiness, technology flexibility, large cell forms and ease of recycling 1) Ryuta Kawaguchi Chief Technology Officer 21 Highly accomplished and experienced FREYR technical team in battery technology, production and applications Peter Matrai Board Member & Co - Founder 1) Source: 24M Technologies

24M Technologies: Disruptive, Innovative Design and Process Technology

24M

- MIT spin-off founded in 2010 by Yet-Ming Chiang
  - MIT Professor, Materials Science
  - Pioneer in new material development [1)]
  - Founded A123 Systems & American Superconductor
- Developed new cell architecture, cost-optimized for large batteries
- 78+ issued patents, 108+ pending
- Market validation [2)]: KYOCERA GPSC

Kyocera and 24M Develop World's First SemiSolid Lithium-ion Battery System with Improved Safety, Longer Life, and Lower Cost

Plans to Build Full-Scale Mass Production System Following Initial Success with Pilot

January 6, 2020 | Japan

KYOTO, Japan and CAMBRIDGE, Mass. — January 6, 2020 — Kyocera Corporation (President: Hideo Tanimoto) and 24M (President & CTO: Naoki Ota) announced today that Kyocera has formally launched its residential energy storage system, Enerezza, the world's first system built using 24M's novel SemiSolid electrode manufacturing process. In addition, Kyocera has extended its commitment to 24M's unique manufacturing platform with plans to start full-scale mass production in the fall of 2020.

24M Technology Advantages

1. Revolutionizing the lithium-ion cell manufacturing process and platform, allowing cell production for different battery applications within one facility
2. Semi-solid technology that provides a simpler, more reliable and safer manufacturing process that accelerates production while lowering costs of existing and next-generation cell technology
3. Chemistry-agnostic platform that supports current and next-generation cell technologies, such as Silicone Electrode, Dual Electrolyte System and Pre-Lithiation implementation

Cambridge, MA Headquarters


MIT
AVEO
24M

Recognitions

World Economic Forum Technology Pioneers

Global Cleantech 100

2016 PLATTS GLOBAL ENERGY AWARDS FINALIST

Bloomberg New Energy Pioneer 2016 WINNER

1) 24M was recognized by Bloomberg New Energy Finance as a 2016 New Energy Pioneer, Source: Business Wire
2) Kyocera press release, January 6, 2020

Source: 24M Technologies

FREYR Clean battery solutions

22

Streamlined FREYR Production Process vs. Conventional Solutions

Using existing raw materials › **With a simpler production process** › **Resulting in next-generation battery cells**

Electrolyte

Cathode
NMC S LMO LCO NCA LFP NM

Anode
LTO Natural Gr TiO2 Artificial Gr Si Sn Li metal

Separator

Conventional Cell Production

15 production steps (including solvent recovery)

Electrode Creation

		Solvent Recovery							
Anode	Mix	Coat	Dry	Inspect	Slit	Calendar	Die Punch	Clean	Vacuum Dry
Cathode	Mix	Coat	Dry	Inspect	Slit	Calendar	Die Punch	Clean	Vacuum Dry
		Solvent Recovery							

Cell Assembly

Stack	Weld	Insert	Electrolyte

Multiple thin layers



Conductor
Electrode
Separator
Electrode
Conductor
Repeating structure

Cylindric cell

Prismatic cell

Pouch cell

vs.

FREYR Cell Production

5 production steps

Electrode Creation

Anode	Mix	Coat
Cathode	Mix	Coat

Cell Assembly

Stack	Weld	Insert

Few and thick layers



Conductor
Electrode
Separator
Electrode
Conductor

Prismatic cell

Pouch cell

Source: 24M Technologies

FREYR Clean battery solutions

23

Advantaged Margins from a Partnership - Based Business Model Mo Industrial Park, Mo i Rana, Norway

FREYR Long - Term Margin Advantage ▪ Technology Strategy – Partnership with 24M Technologies – Lowers footprint and costs ▪ Partnership Strategy – Limits need for internal R&D – Partnering for low - cost materials ▪ Nordic Ecosystem – Low cost, 100% renewable power – Lower logistics costs to Europe $4 8 $43 $1 6 $8 $1 4 Global Average in 2025 T e c h n o l o g y Strategy P a r t n e r s h i p Strategy Nordic E c o s y s t e m 2025 Battery Cell Cost 1) Breakdown Materials Costs 25 Manufacturing Costs Corporate & Profit $78 $62 ( $ 10 ) Cell Cost $/kWh ( $ 3 ) ( $ 3 ) FREYR strategic advantages target 20% lower battery cell costs ($16/kWh) vs. the projected global average in 2025 3) Includes R&D and license fees 1) Total cost including profit 2) Company estimate based on 24M data FREYR Production Cost 2) in 2025 $11 3) FREYR Aims to Deliver Market Leading Costs and Margins Source: Study commissioned from global management consultancy

Phased Development from Balanced Partnership-Based Strategies

- **Next Generation Technology Solution**: Partnership with 24M Technologies to industrialize improved process technology
- **Traditional Technology Solution**: Joint venture partnership of proven OEM technology

	Next Generation Technology Development Focus	Traditional Technology Development Focus
Target Market Verticals	▪ Energy Storage Systems ▪ Other Mobility (Marine, Commercial) ▪ All Electric Vehicles (EV, PHEV, xEV)	▪ All Electric Vehicles (EV, PHEV, xEV) ▪ Energy System Storage ▪ All other applications
Target Offtake Customers	▪ Utilities ▪ Automotive OEMs ▪ Solar/Wind Developers ▪ Home Energy Storage Systems	▪ Automotive OEMs ▪ Utilities
Expected Strategic Advantages	▪ Chemistry-agnostic cell production process and platform ▪ Semi-solid electrode structurally reduces materials costs ▪ Higher energy density cells with improved safety and reliability ▪ Simpler production process lowers capex and opex requirements ▪ Lower footprint and increase capital efficiency unlocks modularity ▪ Less scrap, fully recyclable & increased in-plant reuse of active materials ▪ Flexible platform covers current next generation chemistry & cell design	▪ Significant, untapped market to leverage FREYR's competitive production platform ▪ Collaborate with OEMs for industrially scaled supply of traditional technology ▪ Considerable logistics advantages relative to Asian cell manufacturers ▪ Flexibility to host multiple-OEM partnerships with separate Gigafactories
Relevant Targeted Partnerships	24m; SIEMENS energy; Scatec Solar Improving our future™; ITOCHU; MAERSK	Targeting OEM JV partners

Source: 24M Technologies, Company data

FREYR Clean battery solutions

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Mo Industrial Park 1) ▪ Gigafactory 1 (5.3 GWh) ▪ Gigafactory 2 (8.0 GWh) Mo Industrial Park – Quay 1) ▪ Customer Qualification Plant (375 MWh) ▪ Gigafactory 3 (10.6 GWh) ▪ Gigafactory 4 (10.6 GWh) Planned Construction of FREYR Production Facilities Mo i Rana, Norway Mo i Rana, Norway Project development Oslo, Norway Headquarters Source: Company data 27 1) Flexibility in final configuration and size of Modularized Gigafactories over time across ~180,000 m2 of secured regulated acreage. Capacity refers to 80% of nameplate capacity. Operations for Gigafactories projected for 2023 or later. Customer Qualification Plant

0 1 0 2 0 3 0 5 0 6 0 20 2 2 20 2 3 2 0 2 4 2 0 2 5 20 2 6 20 2 7 20 2 8 2 0 2 9 2025 Target Installed Capacity: 43 GWh 40 FREYR’s Phased Gigafactory Development: 80+ GWh Installed by 2028 Capex Capacity 1) Operational Asset ($ millions) (GWh) Start Customer Qualification Plant $35 0.2 2022 Gigafactory 1 $275 5 2023 Gigafactory 2 $310 8 2024 Joint Venture Gigafactory 1 $565 8 2024 Gigafactory 3 $380 11 2025 Gigafactory 4 $380 11 2025 Gigafactory 5 $775 16 2026 Joint Venture Gigafactory 2 $565 8 2027 Gigafactory 6 $775 16 2028 TOTAL $4,060 83 Note: Company projection based on 24M data; the indicated outlook should not be construed as estimates or guidance for future developments of the Company Source: Company data Gigafactory 1 Gigafactory 2 Gigafactory 3 Gigafactory 4 Gigafactory 5 FREYR Battery Manufacturing Facility Development Installed Capacity GWh 90 2028 Target Installed Capacity : 83 GWh 80 Gigafactory 6 70 Joint Venture Gigafactory 1 Joint Venture Gigafactory 2 1) Capacity refers to 80% of nameplate capacity for Gigafactories and 100% of nameplate capacity for Joint Venture Gigafactories 28

Experienced Execution Team Skagsanden Beach, Flakstad, Norway

▪ FREYR’s Experienced Execution Team ▪ ▪ Torstein Dale Sjøtveit Executive Chair & Founder ▪ 35+ years of experience in utility, shipbuilding & upstream energy businesses ▪ Former CEO, Sarawak Energy, Malaysia ▪ President & CEO, Aker Yards ▪ EVP Upstream Aluminum, Norsk Hydro Tom Einar Jensen Chief Executive Officer & Co - Founder ▪ 25 years of experience in energy, industry, agriculture and start - ups ▪ 13 of which in investment and project development in the sustainability space ▪ Partner & Co - Founder, EDGE Global LLC, Senior Advisor, SYSTEMIQ ▪ EVP Corporate Development, Joule Unlimited, US ▪ CEO Agrinos and various commercial roles in Norsk Hydro Peter Matrai Board Member & Co - Founder ▪ 20 years of experience in finance, technology commercialization and operations within bioenergy and sustainability ventures ▪ Partner & Co - Founder, EDGE Global LLC ▪ CFO, Joule Unlimited, US ▪ COO & CFO, Butamax (BP - DuPont JV) Einar Kilde Chief Operating Officer ▪ 30+ years of experience in leading large - scale development projects within the energy, renewables and transport sectors ▪ EVP Project Execution, BaneNOR ▪ EVP Project Execution, Sarawak Energy, Malaysia ▪ EVP Projects, REC Ryuta Kawaguchi Chief Technology Officer ▪ 25 years of experience in battery engineering and technology development ▪ Solution Owner, Dyson EV Battery ▪ Senior Manager Battery & ePT Strategy Planning, Nissan ▪ Senior Manager Battery System Engineering & Technical Sales, AESC Steffen Føreid Chief Financial Officer ▪ 20 years finance experience within LNG, engineering, fabrication and energy industries ▪ CEO/CFO, Höegh LNG Partners LP ▪ CFO, Höegh LNG Holdings Ltd ▪ CFO, Grenland Group ASA ▪ EVP, TH Global PLC Tove Nilsen Ljunqquist Executive Vice President, Operations ▪ 30 years of experience in global manufacturing and oil & gas businesses ▪ EVP Operationalization Moreld ▪ CEO Agility Subsea Fabrication / Agility Group ▪ Head of Performance Management Hydro Downstream ▪ Managing Director Hydro Aluminium Clervaux Are Brautaset Chief Legal Officer ▪ 20 years practice as in - house counsel in the energy sector ▪ Head of Legal and Compliance in Statoil Tanzania ▪ Vice President Legal in Equinor ▪ Chief Legal Officer in Aker Energy 30

International Energy and Capital Markets Expertise, FREYR Director Nominees Daniel Barcelo Chief Executive Officer, President & Director ▪ Portfolio Manager, Moore Capital ▪ Managing Director, Renaissance Capital ▪ CFO, Ruspetro plc, Russia ▪ Co - Founder, Director, CFO, Invicti Terra Argentina Ltd Germán Curá Director ▪ Board of Directors & Vice Chairman of the Board, Tenaris ▪ President & CEO, Maverick Tubulars ▪ President & CEO, Hydril Encompass Capital, A Member of Our Sponsor Todd Kantor Founder, Managing Member & Portfolio Manager ▪ 20 years of experience in global energy markets ▪ Portfolio Manager, PioneerPath (Citadel LLC) ▪ Analyst; Touradji Capital, Solstice Equity Management, JP Morgan Global Oil & Gas Investment Banking Alussa Energy Acquisition Corp. Overview ▪ Alussa Energy Acquisition Corp. is a NYSE listed SPAC which completed its $287 million IPO in November 2019 ▪ Over 100 years of combined experience of starting and operating public companies globally ▪ Board members/management have operated companies in the US, Africa, Russia and the Middle East ▪ Encompass Capital Advisors LLC, a Member of our Sponsor, is a SEC registered investment advisor with a primary focus on investing across the energy eco - chain, including exploration and production, services, energy - related industrials, cyclicals, materials, alternative energy and renewables in the private and public markets Alussa Energy Due Diligence and Assessment Conducted on FREYR ▪ General corporate, legal, intellectual property, contract review, employment matters and benefits and capital structure due diligence conducted by Skadden Arps and Ellenoff Grossman & Schole ▪ Accounting and tax due diligence performed by Ernst & Young ▪ Environmental, governance and social communication strategy assessment performed by Sustainable Governance Partners ▪ Business due diligence and assessment performed by Alussa Energy and Rystad Energy 31 Alussa Energy Acquisition Corp. Overview

FREYR Financial Overview Barcode Business District, Oslo, Norway

Pro Forma Financial Projections 1) Non - GAAP financial metric – EBITDA defined as earnings before interest expense, interest income and other income, taxes, depreciation, amortization and stock - based compensation Projected annual free cash flow of ~$1.6 billion upon completion of FREYR’s Gigafactory build - out plan ($ millions) 202 1 2022 2023 2024 2025 2026 2027 2028 Income Statement Items Customer Qualification Plant $ 0 $1 1 $1 6 $ 1 6 $1 6 $16 $ 1 6 $ 1 6 Gigafactories 0 0 30 5 8 7 7 2 , 15 4 2,869 3 , 4 5 1 4 , 0 7 3 Joint Venture Gigafactories 0 0 0 4 9 9 70 5 687 1 , 1 3 2 1 , 3 0 7 Total Revenue $ 0 $ 1 1 $ 3 2 1 $ 1 , 3 9 2 $ 2 , 8 7 5 $3,573 $ 4 , 6 0 0 $5 , 39 6 % Growth n m nm n m 3 3 3% 1 07% 2 4% 29% 17 % COGS $ 0 $ 9 $ 25 7 $ 9 5 1 $1 , 98 0 $2,358 $3 , 1 3 1 $ 3 , 6 9 3 Gross Profit $ 0 $ 1 $ 6 5 $ 4 4 1 $ 8 9 5 $1,215 $ 1 , 4 6 8 $1 , 70 3 Gross Profit Margin % n m 13.0% 2 0 . 1% 3 1 . 7% 3 1 . 1% 3 4 . 0% 3 1 . 9% 3 1 . 6 % Technology Licensing Fees $ 0 $ 1 $1 3 $ 3 6 $8 7 $116 $ 1 3 9 $ 1 6 4 Other Expenses and SG&A 3 5 4 5 4 5 6 6 10 5 113 1 2 5 1 2 7 EBITDA 1) ( $ 3 5 ) ( $ 4 4 ) $ 7 $ 3 3 9 $ 7 0 3 $986 $ 1 , 2 0 5 $1 , 41 2 EBITDA Margin % n m nm n m 2 4 . 4% 2 4 . 4% 2 7 . 6% 2 6 . 2% 2 6 . 2 % Balance Sheet and Cash Flow Items Debt $ 0 $120 $ 8 9 6 $ 1 , 4 9 3 $ 2 , 0 1 1 $2,497 $ 2 , 7 4 3 $3 , 20 3 Net Debt/EBITDA n m nm n m 3 . 0 x 1 . 9 x 1 . 6x 1 . 6 x 1 . 5 x Capital Expenditures $144 $517 $ 8 3 2 $ 6 0 9 $ 6 1 2 $880 $ 9 9 6 $1 , 11 0 % of Revenues n m nm n m 4 4% 21% 2 5% 22% 21% 33

Cash to FREYR Balance Sheet 8 4 9 65 % Estimated Transaction Fees & Expenses 4 6 4 % Total Uses $ 1 , 31 3 100 % Sources and Uses Pro Forma Valuation 3) 4) 5) ($ millions) ( $ ) ( % ) ($ millions, except for per share data) Estimated Alussa Energy Cash in Trust 1) $29 0 22 % Share Price $10 . 0 0 PIPE Proceeds 2) 60 0 4 6 % Pro Forma Shares Outstanding 137 . 7 Consideration to Existing FREYR Shareholders 3) 41 8 3 2 % Equity Value $1 , 37 7 Proceeds from FREYR options exercise 5 0 % Plus: Debt $ 0 Total Sources $ 1 , 31 3 100 % Less: Cash to Balance Sheet $ 8 4 9 Consideration to Existing FREYR Shareholders 3) $41 8 32 % Enterprise Value $ 5 2 9 Transaction Overview 1) Assumes no redemptions from Alussa Energy’s existing public shareholders 2) Excludes cash from 0.75 million shares (equivalent to $7.5 million investment) that could be funded before close in connection with an existing FREYR shareholder’s preferred equity investment in FREYR rolled for $10.00 per share 3) Includes $7.5 million in respect of preferred equity investment in FREYR rolled for $10.00 per share; assumes full dilution at the transaction price from in - the - money FREYR options; proceeds from FREYR option exercise shown separately in the Total Sources section 4) Assumes new shares issued at $10.00 per share 5) Excludes the impact of Alussa Energy warrants (23.0 million at $11.50 per share strike price) Pro Forma Ownership 1) 2) 3) 4) 5) ▪ 100% of FREYR’s existing shares will roll over into the combined company ▪ Equity capital for the execution of planned development of up to ~43 GWh of battery cell production capacity – Development of the company’s planned Gigafactory system – Working capital requirements to support growth – Research & development efforts for advanced battery solutions ▪ Transaction completion expected during the second quarter of 2021 (% / million of shares) ALUS Shareholders 21% / 28.8 34 ALUS Sponsor Shares 5% / 7.2 PIPE Investors 44% / 60.0 Existing FREYR Shareholders 30% / 41.8

Attractive Transaction Pricing ▪ F uture enterprise value: Apply 10.0x 2 - year forward multiple to FREYR 2025e EBITDA of $703 million – 9.0x - 11.0x multiple at a discount to public comparables ▪ ▪ ▪ F uture equity value: Adjusting for FREYR year - end 2024e net debt of $1,020 million D iscounted equity value: Discounting future equity value back 3.75 years (assuming March 2021 close) at 20% discount rate T ransaction Equity Value: Implies a 77% discount to the midpoint of implied future equity value and 55% discount to the midpoint of implied discounted equity value Methodology Assumptions ▪ Forward EV/EBITDA multiples: 9.0x - 11.0x ▪ 2025e EBITDA: $703 million ▪ 2024e Net debt: $1,020 million ▪ Equity discount rate: 20% ($ millions) E nterprise Value Indication $7,728 $7,025 $6,323 $6,708 $6,006 $5,303 Equity Value Indications $3,386 $3,031 $2,677 77% Discount 55% Discou $1,377 ($10.00/sh) Implied future enterprise value Implied future equity value Implied discounted equity value Transaction equity value n t 35

2 5 . 0 x 6 . 3 x ' 27 e ' 25 e 5 2 . 2 x 2 5 . 6 x 1 8 . 6 x 8 . 2 x 5 . 2 x 3 . 8 x 1 . 6 x n m 0 . 8 x 0 . 5 x 0 . 4 x ' 25 e ' 26 e ' 27 e 7 8 . 4 x 7 7 . 1 x 3 3 . 9 x 6 1 . 0 x 3 6 . 6 x 2 0 . 1 x 1 5 . 7 x 1 2 . 9 x 4 . 1 x 2 . 9 x ' 27 e ' 25 e Asian Battery Comps (‘21 EV/EBITDA) 3) US Battery Comps At Deal 2) Fuel Cell Comps (‘25 EV/EBITDA) 3) US Electric Vehicle Comps (‘24 EV/EBITDA) 2) US Battery Comps Current 2) FREYR 1) Avg. 29.3x F R E Y R V a l u a t i o n B e n c h m a r k i n g : E V / E B I T D A Avg. 16.5x 36 (3) (3) 1) Presented multiples are based upon current year enterprise value; adjusted enterprise value for future net debt balances would imply ’25e multiple of 3.4x, ’26e multiple of 2.8x, and ’27e multiple of 2.5x 2) Valuation is based upon current year enterprise value and public management EBITDA forecasts at time of SPAC merger announcement and securities prices as of January 25, 2021, unless otherwise noted 3) Valuation is based upon current year enterprise value and consensus EBITDA estimates as of January 25, 2021 Source: Bloomberg, Company reports

2 1 . 5% 1 7 . 2% 1 5 . 7% 1 1 . 3% 5 . 2% 28.8% 2 2 . 4% 1 8 . 9% 1 3 . 1% 1 2 . 1% 1 0 . 4% 1 . 3% 2 5 . 2% 2 0 . 5% ' 27 e ' 25 e 2 4 . 4% 2 7 . 6% 2 6 . 2% ' 25 e ' 26 e ' 27 e Asian Battery Comps (‘21 EBITDA Margin) 2) US Battery Comps 1) US Electric Vehicle Comps (‘24 EBITDA Margin) 1) FREYR FREYR Valuation Benchmarking: EBITDA Margin Avg. 15.7% 1 9 . 2% 1 5 . 0% 1 2 . 6% Avg. 14.2% 1) Based upon public management financial forecasts at time of SPAC merger announcement, unless otherwise noted 2) Based upon consensus EBITDA estimates as of January 25, 2021 Fuel Cell Comps (‘25 EBITDA Margin) 2) (2) (2) 18.9% Source: Bloomberg, Company reports 37

“As a society, we must substantially accelerate our efforts to reduce CO 2 emissions at scale over the next ten years. Electrification and batteries are instrumental parts of the solution, representing one of the most exciting and sustainable growth vectors in the market.” Torstein Dale Sjøtveit Executive Chairman & Founder

Appendix Lillehammer Wilderness, Norway

FREYR's Holistic Approach to ESG Leadership

Environment	Social	Governance
▪ FREYR is committed to producing one of the most environmentally-friendly, cost-effective and ethically-manufactured battery cells in the world ▪ We plan to leverage sustainable practices across the entire supply chain and product lifecycle, including its recyclability	▪ FREYR is committed to safe, healthy and reliable operations and the well-being of our employees ▪ We value a diverse and inclusive culture ▪ Our communities are critical participants in our ecosystem thus we will invest in the strength of our 'social license' to ensure alignment as we grow	▪ FREYR is committed to the best practices of corporate governance, as foundational tenets of the long-term success of our business ▪ We commit to transparent business practices and accountability to our shareholders and stakeholders

Our vision of accelerating decarbonization globally aligns our corporate strategy directly with key UN Sustainable Development Goals

UN SDG	FREYR alignment
7 AFFORDABLE AND CLEAN ENERGY	*Meeting the world's rapidly growing need for carbon-free energy for storage, transportation and other end uses*
12 RESPONSIBLE CONSUMPTION AND PRODUCTION	*Reduced scrap rate, higher material utilization, and higher rates of battery recyclability*
13 CLIMATE ACTION	*Future Norwegian operations powered exclusively by zero-carbon energy supplies including both wind and hydro power*

FREYR ESG Leadership will be underscored by our commitments to sustainability, governance and transparency

- **Board**: independent, diverse, capable, objective and engaged
- **Policies**: leading standards for ethics, supply chain, internal controls and oversight
- **Disclosure**: committed to SASB-aligned disclosure as soon as practicable
- **KPIs**: management and workforce alignment to ESG performance

FREYR
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40

Norway's Battery Ecosystem Supports Our Growth

Industry Players

FREYR
Clean battery solutions
Lithium-ion Battery @Mo I Rana

Battery System for Marine:
- SPBES @Trondheim
- Siemens @Trondheim
- Zero Emission Marine @Oslo (Høvik)
- Kongsberg Maritime @Kongsberg
- Corvus @Bergen — Corvus Energy

TiO Anode @ Bergen — JOMA International

ESS for PV @Oslo — Scatec Solar

LiB Recycling @Fredrikstad — northvolt

Lithium-ion Capacitor @Stavanger — BEYONDER

Artificial Graphite & Si Anodes @Herøya — Elkem

Lithium-ion Battery @TBD — MORROW

MRC Mineral Commodities — **Natural Graphite Mine**, **Anode material** @Skaland

Hydro — **Aluminium Battery Recycling** @ Multi locations



Hammerfest
Kirkenes
Alta
Tromsø
Finnsnes
Harstad
Narvik
Mo i Rana
Namsos
Steinkjer
Trondheim
Molde
Leikanger
Vossevangen
Bergen
Lillehammer
Hamar
Oslo
Drammen
Moss
Haugesund
Stavanger
Sandnes
Skien
Arendal
Kristiansand

Research Organizations

SINTEF
- SINTEF Helgeland @Mo I Rana — **Energy/Process optimization**
- SINTEF Energy @Trondheim — **Large battery cell/pack testing**
- SINTEF Industry @Trondheim — **Battery materials, Cell prototyping/testing**

NTNU — Sci. & Tech. Univ. @Trondheim

IFE — Energy Institute @Oslo (Kjeller) — **Si anode research, Cell prototyping/testing**

FFI — Defence Research @Oslo (Kjeller) — **Battery safety testing**

UiO — Univ. Oslo @Oslo — **Fundamental material research**

USN Universitetet i Sørøst-Norge — Univ. Southeast @Porsgrunn

Raw Materials:
- AL (Hydro, Alcoa)
- Si (Elkem, Dynatec)
- Ni, Co, Cu (Glencore)
- Ti (Joma)
- Li (under development)
- Graphite (MRC, Elkem, Saint-Gobain)

- FREYR to secure battery cell manufacturing within Norway's burgeoning battery industry
- Emerging companies across all aspects of the battery supply chain, from raw materials to recycling
- Unique development of specific battery solutions for the maritime industry
- Strong technological development from local research organizations and universities

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41

Strategies to Build a Nordic Supply Chain

- Striving to develop a long-term Nordic battery supply chain
- Initial supply chain to leverage 24M relationships for active materials
- Long-term evolution of supply chain focused on European/North American suppliers and eventually 100% Norway
- Supplier qualification focused on sample analysis process of 1-2 years

← Potential Nordic Supply Chain Development →

#	Component	Step 1: 24M Supply Chain		Step 2: Utilizing Existing EU and US Supply Chain Opportunities	Step 3: Long-term Aspiration
1	NMC	Asia	**Qualification of existing supplier** 1. Sample analysis (12-24 months) **Joint venture to establish production capacity** 1. Feasibility analysis (3-6 months) 2. Sample analysis (12-24 months)	**FREYR plans to source materials from existing battery material suppliers in Europe and USA**	**Following FREYR's partnership model to localize as many battery supply chain materials as possible in Norway**
2	LFP	Asia			
3	Carbon black	Asia			
4	Graphite	Asia			
5	Aluminum	Asia			
6	Copper	Asia			
7	Separator	Asia			
8	Pouch	USA / Asia			
9	Electrolyte	Asia			

Source: 24M, Company data

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42

Europe Battery Production Capacity, 2030e

- 21 companies expected to hold battery production capacity in eight European countries
- Largest capacities in Norway, Germany and Poland
- Nordic region emerging as the most advanced battery production corridor in Europe
- FREYR's ambition to lead Norway into a market capacity leading position

Europe battery cell manufacturing targeted 2030 capacity [1)]



GWh
Plant size (GWh):
1
10
20
30
100
FREYR
Northvolt
Morrow Batteries
New players reshaping the Nordic region as the market leading battery corridor in Europe, producing technologically advanced battery solutions using 100% renewable energy starting in 2021
Northvolt/Volkswagen
AESC Sunderland
AMTE/Britishvolt
CATL
BMZ
Varta
Microvast
SAFT/PSA Opel Germany
Tesla
Liacon
Farasis
Leclanche
LG Chem
inoBat
GS Yuasa
Samsung
SK innovation 1
SK innovation 2
SAFT/PSA Opel France
SAFT pilot
Norway
Germany
France
Hungary
Poland
Slovakia
Sweden
United Kingdom

1) Figures represent current targeted capacity expected to be achieved by 2030

Source: Rystad Energy, Company analysis

FREYR Clean battery solutions

43

24M: A Next Generation Technology Commercially in the Market Today

KYOCERA

2013	2017	2017-2019	Jun 2019	Jan 2020	Late 2020
Joint research activity with 24M	Kyocera license in 24M	Industrializing the solution	Pilot production begins	Commercial sales start for residential ESS	Mass production initiated


Enerezza
GOOD DESIGN AWARD
2019年度受賞
5.0kWh EGS-LM0500
10.0kWh EGS-LM1000
15.0kWh EGS-LM1500
ECHONET Lite対応

GPSC

2014	2017	May 2019	Feb 2020	2021
GPSC invests in 24M	GPSC license in 24M	40 sample cells to GPSC	EPC contract for first GPSC plant signed	100 MWh production capacity planned

Target specifications

	ESS F360 (SOP[3]: 2022)	ESS F500 (SOP[3]: 2023)	EV F500 (SOP[3]: 2023/24)
Specific Energy (Wh/Kg):	284	300	319
Energy Density (W/l):	>568	>625	>720
Charge Time (time):	3 hrs	3 hrs	15-25 mins
Cycle Life (# of cycles)[4]:	>3,500[1]	>3,500[1]	1,000[2]
Operating Temperature:	0 to 50°C	-20 to 50°C	-20 to 60°C
Safety Features across:	Integrated fuse link	Unit cell architecture	Exceptional abuse tolerance

Source: Kyocera press release, website, Company internals

1) Over 10 years operation @ 80% DoD
2) @ 30°C, 100% DoD; nominal charge time 3 hrs (Automotive standard)
3) (Ready for) Start of (Commercial) Production
4) Cycle life estimates are based on the assumptions that a) cell development objectives are achieved, b) cycles are performed at 80% depth of discharge and c) end of life condition is 80% capacity retention. Cycle life estimates may be materially lower if development objectives are not achieved.

FREYR Clean battery solutions

44